                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.
[ ]  Confidential for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                         Fairmount Chemical Co., Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                          FAIRMOUNT CHEMICAL CO., INC.
                              117 BLANCHARD STREET
                            NEWARK, NEW JERSEY 07105

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                  MAY 19, 2000


To The Stockholders of
Fairmount Chemical Co., Inc.

            The Annual Meeting of Stockholders of FAIRMOUNT CHEMICAL CO., INC. will be held at the offices of Fairmount Chemical Co., Inc., on May 19, 2000, at 10:00 A.M., local time, for the following purposes:

            1. To elect three (3) directors.

            2. To vote on the ratification of the appointment of KPMG LLP as independent certified accountants for Fairmount Chemical Co., Inc. for 2000.

            3. To transact such other business as may properly come before the meeting or any adjournments thereof.

            This notice is accompanied by Fairmount's annual report to stockholders for the year ended December 31, 1999, which shall not be deemed to be soliciting material or incorporated in the annexed proxy statement by reference.

            The board of directors has fixed the close of business on April 21, 1999, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof. Whether or not you plan to attend the meeting, you are urged to complete the enclosed proxy card and sign and return it promptly in the enclosed postpaid return envelope. Returning the proxy card will not affect your right to revoke the proxy or to vote in person at the meeting.

                       BY ORDER OF THE BOARD OF DIRECTORS



                                 MARIA HAYDUCKA
                                    Secretary

Dated:      April 27, 2000
            Newark, New Jersey

                          FAIRMOUNT CHEMICAL CO., INC.
                              117 BLANCHARD STREET
                            NEWARK, NEW JERSEY 07105

                                 PROXY STATEMENT

                     SOLICITATION AND REVOCATION OF PROXIES

            THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FAIRMOUNT CHEMICAL CO., INC. ("FAIRMOUNT") TO BE VOTED AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2000, AND AT ANY ADJOURNMENT OF THE ANNUAL MEETING. The proxy is revocable at any time prior to its exercise either by execution of another proxy or by voting in person at the annual meeting.

            The stock transfer books of Fairmount will not be closed, but the board of directors has fixed the close of business on April 21, 2000, as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting or at any adjournment of the annual meeting. On that date, there were 8,292,866 shares of common stock outstanding. Each share is entitled to one vote on each matter properly brought before the meeting.

            The bylaws of Fairmount provide that, except as otherwise required by law or by Fairmount's Certificate of Incorporation, a majority in interest of all the stock issued and outstanding and entitled to vote shall constitute a quorum for the consideration of any question, but a lesser interest may adjourn the meeting from time to time. The affirmative vote of a plurality of the votes cast at the annual meeting is required to elect the three nominees for director named on the proxy, and the affirmative vote of a majority of the votes cast is required to ratify the appointment of KPMG LLP as independent certified public accountants for Fairmount for 1999.

            To assure adequate representation at the annual meeting, stockholders are requested to sign and return the enclosed proxy promptly. The shares represented by the proxy will be voted in accordance with the instructions of the person executing the same. In the absence of instructions to the contrary, proxies will be votes "FOR" the election of the three nominees for director named in the proxy, and "FOR" the ratification of the appointment of KPMG LLP as independent public accountants for Fairmount for 2000.

            This proxy statement and the enclosed form of proxy are first being mailed on or about April 27, 2000.

                  VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


PRINCIPAL HOLDERS OF VOTING SECURITIES

            To management's knowledge, the table set forth below indicates the beneficial ownership (direct unless otherwise indicated) of the common stock of Fairmount as of April 27, 2000 by (i) persons owning more than 5% of such stock,
(ii) each director of Fairmount, (iii) each executive officer and (iv) by all officers and directors of Fairmount as a group.

                                        Amount and
Name and Address of Beneficial          Nature of
Owner or Designation of Group           Beneficial
Class                                   Ownership               Percentage
-----                                   ---------               ----------
Howard Leistner, Hedi Mizrack           4,789,200               57.7%
and Gilbert Leistner Irrevocable
Grantor Trust (1)
117 Blanchard Street
Newark, New Jersey 07105

Da Mota Family Partnership              1,313,590               15.8%

Estate of Dona Da Mota                    833,624               10.1%
c/o Glen Da Mota
37 Taunton Hill Road
Newtown, CT 06470

Howard Leistner (2) (3)                 1,596,900               19.3%

Richard Mizrack (3) (6)                 1,596,600               19.3%

Dr. Reidar Halle (3) (4) (5)              667,000                7.4%

All Officers and Directors as a         3,860,500               43.1%
Group (3 Persons)


            The Howard Leistner, Hedi Mizrack and Gilbert Leistner Irrevocable Grantor Trust, which controls 57.7% of the outstanding shares of Fairmount, could elect the entire Board of Directors and ratify the appointment of KPMG LLP as independent certified public accountants. However, Howard Leistner, Hedi Mizrack and Gilbert Leistner each has been granted voting and investment power over 1,596,400 common shares held in the trust and no arrangement exists to direct the vote of the shares of the trust for the election of the directors or otherwise.

(1) On April 9, 1998 the transfer of 4,789,200 common shares and 5,400,000 of preferred shares of Fairmount's stock was executed from the Estate of William E. Leistner to the Howard Leistner, Hedi Mizrack and Gilbert Leistner Irrevocable Grantor Trust. This trust will terminate on June 19, 2002. Howard Leistner, Hedi Mizrack and Gilbert Leistner are William E. Leistner's children and each has been granted voting and investment power over 1,596,400 common shares held in the trust. Richard Mizrack is married to Hedi Leistner.

(2) Includes 1,596,400 common shares in the Leistner Trust over which Howard Leistner has sole voting and investment power (See Note 1 above).

(3) The named individual is a director and nominee of Fairmount.

(4) The named individual is an executive officer of Fairmount.

(5) Includes stock options of 1,000,000 common shares of which 667,000 are exercisable as of January 12, 2000.

(6) Richard Mizrack disclaims beneficial ownership over 1,596,500 common shares, 1,596,400 common shares of which are owned by his wife, Hedi Mizrack, in the Leistner Trust and over which she has sole voting and investment power and another 100 common shares which are owned by his wife individually (See Note 1 above).

ITEM ONE.  ELECTION OF DIRECTORS

NOMINEES

            There are three directors to be elected. The board of directors recommends a vote "FOR" the election as directors of the following nominees, and unless otherwise directed, proxies received in response to this solicitation will be voted for the election as directors of the following three nominees to serve until the next annual meeting and until their successors are elected and qualified. Each nominee is currently a director of Fairmount and was elected at Fairmount's Annual Meeting of Stockholder's on May 19, 1999.

            If for any reason any of these nominees becomes unable or unwilling to serve at the time of the meeting, it is the intention of the persons named in the proxy to vote the proxies for the remaining nominees and for such substitute nominees as the board of directors may designate, or if none are designated, the size of the board of directors will be reduced. It is not anticipated that any nominee will be unavailable for election.

            The following table and text furnishes for each nominee, name, age, principal occupation for the past five years and the year he first became a director of the company.

Name and Age                                    Principal Occupation
------------                                    --------------------
Dr. Reidar T. Halle, 57                   President and Chief Executive Officer
Director since September, 1997            since January, 1998.  Elected Director
                                          in September, 1997.  Managing Director
                                          of Qual Tech Enterprises, Inc. 1987 to
                                          1998.

Howard R. Leistner, 68                    Chairman of the Board of Directors,
Director since September 1997             since January 1998.  Elected director
                                          in September 1997. Consultant
                                          (self-employed), 1986 to present. Vice
                                          President of Witco Corp., a major
                                          international specialty chemical
                                          manufacturer listed on the New York
                                          Stock Exchange (1970 to 1985).

Richard Mizrack, 57                       Elected director in September, 1997.
Director since September, 1997            Partner in the law offices of Mizrack
                                          & Gantt, 1997 to present. Counsel in
                                          the law offices of Feingold & Napoli,
                                          LLP 1995 to 1996. Partner/Shareholder
                                          in the law offices of Ober, Khaler,
                                          Grimes and Shriver, 1990 to 1995.


RELATED TRANSACTIONS


            In May 1993, William E. Leistner purchased 5,400,000 shares of Fairmount's Convertible Cumulative Preferred Stock, par value $1.00 per share, in exchange for the cancellation of $5,400,000 of indebtedness owed him by Fairmount, which are held by the Leistner trust. Fairmount authorized the preferred stock in its Restated Certificate of Incorporation, which was filed with the Secretary of State of New Jersey on May 13, 1993, and amended in May 1994. Holders of preferred stock are entitled to common stock. Shares of Preferred Stock are redeemable under certain circumstances. A balance of the indebtedness of $491,600 remained as accrued interest after such conversion. On July 2, 1997 Fairmount replaced the $491,600 balance of the Leistner Loan, that was due April 1, 1998, with a promissory note to the Leistner Estate for the same amount, due January 1, 2005.

            On March 20, 1992, a Credit Facility Loan agreement was created with monies contributed to a fund by William E. Leistner and the Estate of Olga H. Knoepke. The outstanding borrowings from the Credit Facility were $1,080,000. On July 2, 1997 the Credit Facility was terminated and Fairmount replaced the $1,080,000 of credit facility borrowings with new promissory notes due January 1, 2005. The Leistner Estate received a note for $648,000. Three notes were issued to beneficiaries of the Knoepke Estate. These three notes were issued to the Da Mota Family Partnership - $224,640, Glen Da Mota - $142,560 and Lynn
Da Mota - $64,800.

            The Leistner Trust may be deemed to be a "control person" of Fairmount as such term is defined in Exchange Act Rule 12b-2.

EXECUTIVE OFFICERS OF THE COMPANY

            The name, age and all positions and officers with Fairmount of each executive officer is set forth below:

            Name and Age                            Position and Offices
            ------------                            --------------------
      Dr. Seymon Moshchitsky, 68                    Vice President, Research and
                                                    Development

      Dr. Reidar T. Halle, 57                       Director, Chief Executive
                                                    Officer, President

      Maria Hayducka, 46                            Secretary

            The principal occupations for the past five years and stock ownership of Dr. Reidar T. Halle, Howard R. Leistner and Richard Mizrack are described under the sub caption "Nominees" above.

            Dr. Seymon Moshchitsky was elected Vice President, Research and Development of Fairmount in August 1992. Prior to that Dr. Moshchitsky had been manager of Fairmount's Research and Development Department for over five years, and a Senior Research Chemist at Fairmount starting in 1982.

            Fairmount's executive officers are elected by the board of directors to hold office until the first meeting of the board of directors following the next annual meeting of stockholders and until their respective successors are elected. All officers are subject to removal, with or without cause, by the board of directors at any time.

            Ms. Hayducka was elected Secretary in May 1998. Ms. Hayducka has held various administrative positions since 1973.

MEETINGS OF THE BOARD OF
DIRECTORS AND AUDIT COMMITTEE

            During 1999, the board of directors held 7 meetings, each of the directors attended all the meetings. The audit committee consists of one director, Howard Leistner. The committee held one meeting. Among the audit committee's functions are making recommendations to the board of directors regarding the continued engagement, reviewing the adequacy of Fairmount's system of internal accounting controls and reviewing and approving audit and non-audit fees.

            The compensation committee consists of one director, Richard Mizrack, who is a non-employee director. The committee had one meeting in 1999. The compensation committee develops and administers the compensation programs for Fairmount's executive officers and other salaried employees. The compensation committee also works with the Chief Executive Officer in the assessment of the organization's effectiveness, leadership depth and the development of highly valued executives and other managers throughout Fairmount.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Under SEC rules, Fairmount's directors, executive officers and beneficial owners of more than 10% of any Fairmount common stock are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, Fairmount believes during fiscal 1999, such SEC filing requirements were satisfied.

                          COMPENSATION OF DIRECTORS AND
                               EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

            Non-employee directors of Fairmount received an annual cash retainer of $10,000. Non-employee directors received an additional fee of $1,000 for attending each board meeting and $250, for each telephonic board meeting of the board of directors. Directors who are also officers are not compensated for being directors.

            Howard Leistner, Chairman of the board, provided consulting services to Fairmount during 1999 and Fairmount accrued $48,000 for those services.

            During 1999 Fairmount paid $17,300 to the law firm of Mizrack & Gantt, of which Richard Mizrack is a partner.

EXECUTIVE COMPENSATION

            Information with respect to the Chief Executive Officer and each individual serving as an executive officer of Fairmount on December 31, 1999 whose aggregate remuneration exceeded $100,000 during 1999 is set forth in tabular form below with respect to each of Fairmount's last three fiscal years:

                                                                                 Long-term
                                                                                Compensation
                                                                                ------------
                                    Annual Compensation                                            Securities
Name and Principal                  -------------------           All Other      Underlying
     Position                        Salary      Bonus          Compensation    Options (#)
     --------                        ------      -----          ------------    -----------
Dr. Reidar Halle              1999  $153,200    $48,500
(President and Chief          1998  $ 94,000                    $  54,000(1)     1,000,000
 Executive Officer)           1997        --

Dr. Seymon Moshchitsky        1999  $112,600    $ 5,000
(Vice President. Research     1998  $102,300
and Development)              1997  $ 93,800


(1) Consulting fees paid to Dr. Halle while he served as interim President and Chief Executive Officer.

                  Dr. Reidar Halle was elected by the board of directors as President and Chief Executive Officer on an interim basis in January 1998.

                  On July 23, 1998 Fairmount entered an employment agreement with Dr. Halle. Under the agreement, which was made effective January 12, 1998, Dr. Halle became President and Chief Executive Officer. The agreement can be terminated by either party by giving thirty days notice. If Fairmount terminates agreement for any reason other than for cause, as defined, then Dr. Halle shall be paid an amount equal to six month's annual base salary on January 12, 1998.

            During the past three fiscal years, no compensation was awarded to, earned by or paid to any of the named executives (in the form of salary, bonus, stock appreciation rights, stock options or any other form of cash or non-cash consideration) other than as set forth in the chart above. Dr. Seymon Moshchitsky and Dr. Reidar Halle were granted the use of a leased company car in 1999.

PENSION PLAN

            Fairmount maintains a defined benefit pension plan for its employees. Pension benefits to be paid from, and contributions to the plan are of a unit benefit type related to basic salary including a base wage, overtime payments an shift premiums, but excluding bonuses, commissions and other special additional security benefits.

            The following table sets forth, in straight life annuity amounts the estimated annual benefits upon retirement at age 65 in calendar year 1999, based on the post-1989 benefit formula, in the final average pay and service classifications specified:

                                                           Years of Service
                                                           ----------------

Final Average
Annual Pay             10             15                20                25                30              35
----------             --             --                --                --                --              --
$  30,000             3,600          5,400             7,200             9,000            10,800           12,600

   60,000             8,951         13,427            17,902            22,378            26,853           31,329

   90,000            14,501         21,752            29,002            36,253            43,503           50,754

  120,000            20,051         30,077            40,102            50,128            60,153           70,179

  150,000            25,601         38,402            51,202            64,003            77,803           89,604

  160,000            27,451         41,177            55,902            68,628            82,353           96,079

Estimated annual benefits upon retirement for all officers, as a group are $23,758.

            Other than as described in this proxy statement and provisions under a union contract, Fairmount does not have, and within the past five years has not had, any other bonus plan, profit-sharing, pension, retirement, stock option, stock purchase, deferred compensation or other remuneration or incentive plan for its directors, officers and employees.

            Fairmount's securities are not traded on any exchange. There has been no over-the-counter market activity with respect to the common stock since the last quarter of 1991, at which time the highest per share asked and bid prices of such shares were both, $0.05.


            No stock options were granted during 1999 to purchase shares of the Company's common stock

      As of April 27, 2000, incentive stock options for 72,500 shares are outstanding under the Fairmount Chemical Co., Inc. held by 11 persons, including two executive officer who hold options to purchase 30,000 shares. As of April 1, 2000 the average per share exercise price of all options under the amended plan is $1.00.

      In addition to the incentive stock options, effective January 12, 1998, Dr, Reidar Halle, President and Chief Executive Officer of the Company was granted stock options to purchase One Million (1,000,000) shares of common stock at an exercise price of eleven cents ($.11) per share subject to the following vesting schedule.

              Vesting Date           Exercisable Options
              ------------           -------------------
            January 12, 1999              334,000
            January 12, 2000              333,000
            January 12, 2001              333,000


ITEM TWO.  RATIFICATION OF APPOINTMENT OF AUDITORS

            Subject to stockholder ratification, the board of directors, upon the recommendation of the audit committee has reappointed the firm of KPMG LLP as independent certified public accountants to audit the financial statements of Fairmount for 2000, a service which such firm has furnished to Fairmount since 1982. If the appointment is not ratified by the stockholders, the board of directors may reconsider its appointment. One or more members of this firm are expected to be present at the annual meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

            The board of directors recommends a vote "FOR" the ratification of the appointment of KPMG LLP as independent certified public accountants to audit the financial statements of Fairmount for 2000.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

            Proposals of stockholders intended to be submitted at the 2000 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 23, 1999. If Fairmount receives notice of a shareholder proposal after March 8, 2000, the persons named as proxies for the 2001 annual meeting of shareholders will have discretionary voting authority to vote on that proposal at the meeting.

                            EXPENSES OF SOLICITATION

            Solicitation of proxies is being made by management on behalf of the board of directors of Fairmount through the mail, in person and telephone through its regular employees who will not be additionally compensated. The cost of soliciting proxies will be borne by Fairmount. Fairmount will also reimburse brokerage houses and others for forwarding proxy material to beneficial owners of the shares.

                                  OTHER MATTERS

            Fairmount's annual report to stockholders for the fiscal year ended December 31, 1999, a copy of which accompanies this proxy statement, is hereby incorporated by reference. Stockholders not receiving a copy of the annual report to stockholders may obtain one by writing or calling Maria Hayducka, Secretary, Fairmount Chemical Co., Inc., 117 Blanchard Street, Newark, NJ 07105,
(973) 344-5790.

            At the date of this proxy statement, Fairmount knows of no other matters which might be presented for shareholder action at the meeting. If any matter not described herein arises, the persons appointed by the enclosed proxy intend to vote the shares represented by them in accordance with their best judgment.

Dated:  April 27, 2000


                       By Order of the Board of Directors,



                                        MARIA HAYDUCKA

                                          Secretary

                          Annual Meeting, May 19, 2000

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints HOWARD R. LEISTNER AND DR. REIDAR T. HALLE and each of them with power of substitution, proxies of the undersigned to act on behalf of the undersigned at the Annual Meeting of stockholders of FAIRMOUNT CHEMICAL CO., Inc. to be held at 10:00 a.m., local time, May 19, 2000, the offices of Fairmount, 117 Blanchard Street, Newark, N.J., and at any adjournments thereof, and to vote and to act as specified hereon, with respect to all of the undersigner's shares of common stock of Fairmount which the undersigned would be entitled to vote if personally present.

     The shares represented hereby will be voted in accordance with the specifications made hereon, or, if no specification is made will be voted FOR the election of the nominees of the Board of Directors and FOR Proposal 2 and in accordance with the proxies' best judgment on any other matter that may properly come before the meeting. Please mark boxes [ ] or [ ] in blue or black ink.
                                                      AUTHORITY TO VOTE WITHHELD
 1. FOR ELECTION OF DIRECTORS (all nominees     (as to all nominees listed) [ ]
   listed except as indicated to the
   contrary [ ]
   Nominees: Howard R. Leistner, Dr. Reidar
   T. Halle, and Richard Mizrack
   Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space below


   _____________________________________ (continued, and to be signed and dated, on reverse side)

                                   2. Ratification of Appointment of Auditors
                                      FOR [ ]  AGAINST [ ]  ABSTAIN [ ]

                                   3. Upon such other business as may properly
                                      come before the meeting.

                                      Give Title when signing as attorney,
                                      executor, administrator, trustee or
                                      corporate officer. EACH joint owner should sign. Sign EXACTLY as name is printed hereon.


                                      Dated: ________________________, 2000


                                      _____________________________________
                                                   Signature

                                      _____________________________________
                                                   Signature